UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024

Nkarta, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39370	47-4515206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Veterans Boulevard South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (925) 407-1049

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKTX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item. 7.01 Other Events.

On March 25, 2024, Nkarta, Inc. (the "Company") made available a presentation announcing updated clinical data in relation to NKX019, which such data is discussed in more detail in Item 8.01 of this Current Report on Form 8-K. A copy of the presentation is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the
"Securities Act"), unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item. 8.01 Other Events.

On March 25, 2024, the Company shared data relating to B cell reconstitution after treatment with NKX019. Among patients with various B-cell malignancies who were treated in the Company’s previously announced Phase 1 clinical study of NKX019 in non-Hodgkin lymphoma ("NHL"), circulating CD19 positive cells were rapidly depleted from the blood after treatment with NKX019. After depletion, the B-cell repertoire of all patients who remained in remission and for whom testing was performed (n=5) recovered with a predominance of naïve, non-class-switched isotypes at 3 months post treatment, as evaluated by sequencing of the B-cell receptors. No patient had received prior CAR T therapy. This recovery of a naïve B-cell population was confirmed by single-cell RNA profiling, whereby the recovering B cells had an RNA transcriptome profile of naïve B cells and intermediate B cells. This is consistent with the CD19 CAR T experience, where patients with autoimmune diseases had a decrease in mature class-switched isotypes and similar recovery of predominantly naïve B cells after treatment. B cells undergo class switching after activation and exposure to signaling molecules, and, in patients with systemic lupus erythematosus, this class switching is required to generate autoreactive antibodies.

In addition, the Company also shared preliminary pharmacokinetic ("PK") data comparing two lymphodepletion ("LD") regimens in the NKX019 Phase 1 clinical study in patients with NHL: (1) fludarabine ("Flu") and cyclophosphamide ("Cy") together ("Flu/Cy") and (2) Cy alone. Two patients who received successive cycles of NKX019 following LD for treatment of diffuse large B-cell lymphoma utilizing a compressed dosing regimen of NKX019 had similar PK exposure, regardless of LD regimen used, including similar peak exposure. Both patients received the first cycle of NKX019 following Flu/Cy LD and the second cycle after LD with Cy alone and are the only patients treated using this approach with available PK data at the time of this filing.

Forward-Looking Statements

This Current Report on Form 8-K contains statements regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “potential,” “projects,” “would,” and “future” or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include, but are not limited to, the Company’s expected cash runway; the Company’s position, plans, strategies, and timelines for the continued and future clinical development and commercial potential of NKX019; the therapeutic potential, accessibility, tolerability, and safety profile of NK cell therapies, including NKX019 for the treatment of autoimmune diseases, such as lupus nephritis; and plans and timelines for the future availability and presentation of NKX019 clinical data.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Corporate Presentation, dated March 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nkarta, Inc.

Date: March 25, 2024	By:	/s/ Alicia Hager
Alicia J. Hager, J.D., Ph.D.
Chief Legal Officer